                                                                       Exhibit 1

                                STATE OF DELAWARE

                                                                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "U.S. ENERGY SYSTEMS, INC.," FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH, A.D. 1998, AT 9 O'CLOCK A.M.





                                           /s/ Edward J. Freel
                                           -------------------------------------
                                           Edward J.  Freel,  Secretary of State

                          [Seal]           AUTHENTICATION:
      0913844 8100                                   DATE:           8988976
         98ii105i7                                                   03-24-98

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                            U.S. ENERGY SYSTEMS, INC.

                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)



         U.S. Energy Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Business Corporation Law at a meeting duly called and held on March 18, 1998:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Convertible Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Preferred Stock") and the number of shares constituting the Preferred Stock shall be 600,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding and no increase shall increase the number of shares of Preferred Stock above the total number of authorized shares.

         Section 2. Rank. The Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary: (i) senior to all of the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Preferred Stock (collectively, with the Common Stock, "Junior Securities" or "Junior Stock"); and (iii) on parity with any class or series of capital
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stock of the Corporation hereafter created specifically ranking by its terms on parity with the Preferred Stock ("Parity Securities" or "Parity Stock"). While any shares of Preferred Stock are outstanding, no Parity Securities or equity securities senior to the Preferred Stock shall be authorized or issued without the written consent of the holders of the Preferred Stock, voting as a class. This prohibition shall not include the authorization or issuance of any form of debt securities or instruments to a bank or other institution.

         Section 3. Dividends.

                 (a) The holders of the Preferred Stock shall be entitled to receive out of funds of the Corporation legally available for payment cash dividends, payable quarterly in arrears, at the rate of $0.81 per share per annum, payable in cash, Common Stock or some combination thereof at the holder's option. Any Common Stock granted as a Dividend under this Section 3 shall be granted at a price equal to the average trading price of the Common Stock of the Corporation on the five trading days prior to the date the Corporation declares the dividend. Dividends on the Preferred Stock shall accrue from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable quarterly on April 30, July 31, October 3l and January 3l of each year (each a "Dividend Payment Date"), commencing with a pro-rata dividend on the first Dividend Payment Date after the initial issuance of the Preferred Stock; provided, however, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on such record date, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the 1st day of February, May, August and November of each year and shall end on and include the day next preceding the next following Dividend Payment Date. If any state or federal laws or regulations or the then applicable rules of the National Association of Securities Dealers, or any market or exchange on which the Common Stock of the Corporation is traded, prohibit any dividend payment from being made with Common Stock, then such payment shall be made in cash.

                 (b) No dividends shall be declared or paid or set apart for payment on any Common Stock, Parity Stock or Junior Stock during any calendar quarter unless full dividends on the Preferred Stock for all Dividend Periods ending prior to or during such calendar quarter have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock and any other Parity Stock, dividends upon the Preferred Stock and dividends on such other Parity Stock payable during such calendar quarter shall be declared pro rata so that the amount of such dividends so payable per share on the Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends on the shares of Preferred Stock and full dividends, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Preferred Stock have not been declared and paid or set apart for payment, no dividend or distribution, other


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than in shares of capital stock ranking junior to the Preferred Stock as to dividends or liquidation preference ("Junior Stock"), may be declared, set aside or paid on any shares of Junior Stock. Except with respect to the Corporation's 9% Convertible Secured Subordinated Debentures and Redeemable Common Stock Purchase Warrants, so long as any Preferred Stock is outstanding, the Corporation may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock), and may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Stock) any shares of any class or series of Junior Stock or warrants, calls, options or other rights to acquire capital stock of the Corporation or other security exercisable or exchangeable into capital stock of the Corporation without the written consent of the holders of the Preferred Stock. Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Preferred Stock.

         Section 4. Voting Rights. Each share of Preferred Stock shall be entitled to a number of votes in any vote brought before the holders of the Common Stock of the Corporation equal to $9.00 divided by the Conversion Price (as set forth in Section 6 hereof) determined as of the record date of such vote of stockholders. Holders of shares of Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which notice shall be provided pursuant to the Corporation's bylaws and applicable law.

         To the extent that under Delaware law the vote of the holders of shares of Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Preferred Stock shall constitute the approval of such action by the class.

         Section 5. Conversion. Subject to and upon compliance with this Section 5, the holders of shares of Preferred Stock shall have conversion rights as follows:

                 (a) Optional Conversion. Each holder of a share of Preferred Stock shall have the right, at any time, at the office of the Corporation or any transfer agent for the Preferred Stock, to convert such share of Preferred Stock into that number of fully paid and nonassessable shares of Common Stock equal to $9.00 divided by the Conversion Price of such share of Preferred Stock as set forth in Section 6 hereof.

                  (b) Mechanics of Conversion. In order to convert shares of Preferred Stock into shares of Common Stock, the holder of shares of Preferred Stock shall (i) fax or otherwise deliver a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation at its principal office and to the transfer agent for the Preferred Stock that such holder elects to convert the same, which notice shall specify the


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number of shares of Preferred Stock to be converted and shall contain the
Conversion Price (together with a copy of the first page of each certificate to be converted) prior to 5:00 p.m., Eastern Standard time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and
(ii) surrender the original certificate or certificates for the shares of Preferred Stock to be converted, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or two-day courier, to the principal office of the Corporation or the office of the transfer agent for the Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificate representing shares of Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of any certificate representing shares of Preferred Stock, if mutilated, the Corporation shall execute and deliver a new certificate of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional share to which the holder of shares of Preferred Stock would otherwise be entitled, the Corporation shall pay cash to such holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation's calculation shall be deemed conclusive absent manifest error.

         The Corporation shall use all reasonable efforts to issue and deliver within seven (7) business days after delivery to the Corporation of the certificates representing the shares of Preferred Stock to be converted, or after such agreement and indemnification, to such holder of Preferred Stock at the address of the holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is delivered to and received by the Corporation before 5:00 pm., Eastern Standard time, on the Date of Conversion, and (ii) that the original stock certificates representing the shares of Preferred Stock to be converted are received by the Corporation or the transfer agent within two (2) business days thereafter. The person or persons entitled to receive the shares of Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the original certificates representing the shares of Preferred Stock to be converted are not received by the Corporation or the transfer agent within two (2) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation or its transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

         Following any conversion of shares of Preferred Stock, such share of Preferred Stock shall no longer be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except for the right to receive Common Stock.


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                 (c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Preferred Stock and to pay the dividends thereon in Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock or to pay the dividends thereon in Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. Conversion Price. The "Conversion Price" per share of the Preferred Stock shall be $2.25, subject to adjustment as set forth below.

                 (a) The Conversion Price shall be adjusted from time to time as follows:

                     (i) If the Corporation consummates any offering of its Common Stock (or securities exercisable or convertible into Common Stock) at a price (or exercise or conversion price) below the Conversion Price, the Conversion Price of the Preferred Stock shall be reduced to such offering price (or exercise price or conversion price, as applicable). The provisions of this
Section 6(a) shall not apply upon the issuance of securities in connection with an acquisition of the stock or equity interests or substantially all the assets of an entity, or a merger by the Corporation.

                     (ii) The Conversion Price shall not be reduced below $1.00 pursuant to this Section 6(a) unless the Corporation consummates any offering of its Common Stock or convertible securities at a price or conversion price less than an amount equal to the net book value per share of the Corporation as determined using the information provided in the Corporation's last quarterly or annual report as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended.

                 (b) If and whenever after the date hereof the Corporation shall issue or sell any shares of its Common Stock in connection with an acquisition or merger (as expressly excluded from the provisions of paragraph
(a) above) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any received by the Corporation upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. In case any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash, the amount of the


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consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

                 (c) In case at any time the Corporation shall in any manner grant in connection with an acquisition or merger (as expressly excluded from the provisions of paragraph (a) above) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock ("Options") or any stock or securities convertible into or exchangeable for Common Stock ("Convertible Securities") whether or not such Options or Convertible Securities are immediately exercisable or convertible, and the exercise price per share of such Options or the conversion price per share of such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options or Convertible Securities, then the Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then existing Conversion Price, and (b) the aggregate exercise price or conversion price to be received by the Corporation upon the exercise or conversion of the Options or Convertible Securities, as applicable, by (ii) the total number of shares of Common Stock outstanding immediately after the issuance of Options or Convertible Securities, assuming the exercise of such Options or the conversion of such Convertible Securities.

                 (d) If, prior to the conversion of all outstanding shares of Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased.

                 (e) If, prior to the conversion of all outstanding shares of Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of shares of Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of the Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or


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securities thereafter deliverable upon the exercise hereof. The Corporation shaft not effect any transaction described in this subsection 6(e) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Preferred Stock may be entitled to purchase.

                 (f) No adjustment of the Conversion Price shall be made in an amount less than $.01 per share.

                 (g) In no event shall the Conversion Price be adjusted pursuant to this Section 6 in connection with the issuance of Common Stock or Options to the officers, directors, employees or agents of the Corporation or to any person who shall be issued Common Stock or Options pursuant to a pending employment, agency or consulting agreement (whether or not such agreement is to be consummated in connection with an acquisition or merger).

                 (h) Upon any adjustment of the Conversion Price, then and in each case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of the Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 (i) In case at any time:

                     (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                     (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                     (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation,
(i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the


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same shall take place. Such notice in accordance with the foregoing clause (y)
shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (z) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be, and in the case of such merger or sale, the aggregate consideration to be received by the holder of the Corporation's capital stock.

         Section 7. Status of Converted or Reacquired Shares. Any shares of Preferred Stock converted into shares of Common Stock pursuant to Section 5 hereof or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion or acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 8. Liquidation, Dissolution or Winding Up.

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, prior and in preference to any distribution to holders of the Common Stock or any Junior Securities but in parity with any distribution to holders of Parity Securities, an amount of $9.00 per share, plus a sum equal to all dividends accrued on such shares (whether or not declared) and unpaid for the then current Dividend Period. If upon the occurrence of such event, the assets and funds to be distributed among the holders of shares of Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of shares of Preferred Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of shares of Preferred Stock and Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designation of preferences.

                 (b) Upon the completion of the distribution required by subsection 8(a) above, if assets remain in the Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection 8(a)) and Junior Securities in accordance with the Corporation's Certificate of Incorporation, including any duly adopted certificate(s) of designation of preferences.

                 (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, exchange, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or


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series of related transactions in which more than 50% of the voting power of the
Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 8.

         Section 9. Consolidation, Merger, etc, In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Corporation's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), the Preferred Stock shall be assumed by the acquiring entity and thereafter the Preferred Stock shall be convertible into such class and type of securities as the holder of shares of Preferred Stock would have received had such holder converted the Preferred Stock immediately prior to such Corporate Change.

         Section 10. Redemption.

                 (a) At the option of the Corporation at any time and from time to time after March 1, 2001, the Preferred Stock may be redeemed in full or in part (in amounts no less than 50% of the outstanding Preferred Stock held by such holder) for cash at the following prices per share:

              $12.15 after March 1, 2001 through February 28, 2002 $11.70 after March 1, 2002 through February 28, 2003 $11.25 after March 1, 2003 plus, in each case, an amount equal to all accrued but unpaid dividends (whether or not declared) for all Dividend Periods preceding the date fixed for redemption (the "Redemption Date").

                 (b) Notice of redemption of the Preferred Stock, specifying the Redemption Date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                 (c) Notice of redemption of shares of the Preferred Stock having been given as provided in Section 10(b), then unless the Corporation shall have defaulted in the payment of the redemption price and all accrued and unpaid dividends (whether or not declared), all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared) shall cease with respect to such shares on the Redemption Date and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock. In case fewer than all the shares represented by any such


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
certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 (d) Shares of the Preferred Stock are not subject or entitled to the benefit of a sinking fund.

                 (e) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to this Section 10 and any holder of the Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to Section 5 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in Section 5.

         Section 11. Forced Conversion. At the option of the Corporation at any time after March 1, 2006, and upon thirty (30) days written notice, the Corporation may require any holder of Preferred Stock to convert all or part of the Preferred Stock then held by such Holder into the number of shares of the Common Stock equal to $9.00 divided by the then applicable Conversion Price, plus accrued and unpaid dividends (whether or not declared) for all periods prior to such conversion date.

         IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 20th day of March, 1998.

                                            On behalf of the Board of Directors:

                                                     /s/ Theodore Rosen
                                            ------------------------------------
                                                         Theodore Rosen
                                             Chairman of the Board of Directors

Attest:

/s/ Seymour J. Beder
--------------------
Seymour J. Beder
Secretary


                                       10
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                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                IN ORDER TO CONVERT THE SERIES A PREFERRED STOCK)

         The undersigned hereby irrevocably elects to convert      shares of
Series A Preferred Stock, represented by stock certificate No(s).         (the
"Preferred Stock Certificates") into shares of common stock ("Common Stock") of U.S. Energy Systems, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

Conversion Calculations:

                                      ------------------------------------------
                                      Date of Conversion

                                      ------------------------------------------
                                      Applicable Conversion Price

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Name


                                      Address:
                                      ------------------------------------------

                                      ------------------------------------------


*No shares of Common Stock will be issued until the original Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation's Transfer Agent. The original Stock Certificate(s) representing the Preferred Stock to be converted and the Notice of Conversion must be received by the Corporation's Transfer Agent by the second business day following the Date of Conversion, or the Notice of Conversion, at the Corporation's option, may be declared null and void.